UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

April 30, 2013

Dewmar International BMC, Inc.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

001-32032	26-4465583
(Commission File Number)	(IRS Employer Identification No.)

132 E. Northside Dr., Suite C Clinton, Mississippi  39056

(Address of Principal Executive Offices)  (Zip Code)

(601) 488-4360

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of  the following provisions (see General Instruction A.2. below):

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17  CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On June 21, 2013 Dewmar International BMC, Inc. changed its primary Industry Classification or SIC from 2080 Beverages to 8741 Management Services to be more reflective of the Company’s true description of a Brand Management Company as opposed to the very restricted Beverage category.  Although Dewmar International’s first project included the national launch of a very successful functional beverage, Lean Slow Motion Potion, which has since grown internationally; the Company admits that its reason for its establishment is at its name states as a Brand Management Company whose goals and primary purpose to is manage a number of brands throughout a number of industry classifications beyond that of foods and beverages.  Furthermore, Dewmar International Brand Management Company, Inc. is a U.S. based brand management services company that specializes in developing or acquiring new products, brands or companies for successful launch or distribution in both national and international markets. Dewmar International's primary business strategy has been in transforming high profit-margin brands traditionally set for niche consumer markets and making them available to general consumer markets by building a sustainable business growth model. The Company may elect to inherently acquire, license, contract and/or merge with business entities within any industry classification if it is ultimately deemed as a positive strategic business decision.

On May 21, 2013 the Company entered into a Securities Purchase Agreement and Convertible Promissory Note with Continental Equities, Inc.   The Securities Purchase Agreement was for the purchase of the Convertible Promissory Note in the amount of $30,000, inclusive of a $1,500 legal fee.  The principal amount of the Note is $30,000 and the maturity date of the Note is May 20, 2014 and carries an interest rate of 8%.  The principal amount was funded on May 28, 2013 in the amount of $28,500. The conversion price (the “Conversion Price”) shall equal the Variable Conversion Price (as defined herein) (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events).  The "Variable Conversion Price" shall mean 55% multiplied by the Market Price (as defined herein) (representing a discount rate of 55%).

On April 30, 2013 the Company issued to Birr Marketing Group, Inc.(“Birr”) a Promissory Note dated October 12, 2012 in the principal amount of $34,000.00 (Assigned Note”). The Assigned Note was re-assigned to Continental Equities LLC (the “Investor”) pursuant to a certain Assignment Agreement. Pursuant to the Assignment Agreement the Company issued to Continental Equities LLC a Convertible Promissory Note in the principal amount of $34,000.00 (the “Note”) to replace the Promissory Note acquired by Continental from Birr.

On April 30, 2013 the Company issued to Dash Consulting, LLC (“Dash”) a Promissory Note dated October 2, 2012 in the principal amount of $22,500.00 (Assigned Note”). The Assigned Note was re-assigned to Continental Equities LLC (the “Investor”) pursuant to a certain Assignment Agreement. Pursuant to the Assignment Agreement the Company issued to Continental Equities LLC a Convertible Promissory Note in the principal amount of $22,500.00 (the “Note”) to replace the Promissory Note acquired by Continental from Dash.

ITEM 4.01 Changes in Registrant’s Certifying Accountant.

On June 6, 2013 Dewmar International changed its auditing firm from McConnell & Jones, LLP to Malone Bailey, LLP of Houston, Texas for engagement of all quarterly and annual reviews and audit filings. Malone Bailey, LLP will plan and perform the audit of the financial statements to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether from (a) errors, (b) fraudulent financial reporting (c) misappropriation of assets, or (d) violations of laws or regulations that are attributable to the entity or to acts by management or employees acting on behalf of the entity. The audit will include examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements; therefore, our audit will involve judgment about the number of transactions to be examined and the areas to be tested. Our procedures will include tests of documentary evidence supporting the transactions recorded in the accounts, tests of physical existence of inventories, and direct confirmation of certain assets and liabilities by correspondence with selected customers, creditors, and financial institutions. In connection with our audit of the financial statements, we will obtain an understanding of internal control sufficient to plan the audit and to determine the nature, timing and extent of audit procedures to be performed. At the conclusion of our audit, you agree to provide certain representations from management about the Company’s financial statements and related matters.

ITEM 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

a)    Not Applicable.

b)    Not Applicable.

c)    Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
16.1	Letter from McConnell and Jones, LLP dated June 25, 2013, to the Securities and Exchange Commission regarding statements included in this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 25, 2013

By: /s/ Marcon Moran

Name:   Marco Moran

Title:  President

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